Exhibit 99.1

PRESS RELEASE
Steven Cantor VP of Corporate Relations T +1 978 436 6750 irelations@entegris.com

Entegris to Acquire ATMI

Transaction Combines Two Preeminent Suppliers

of Critical Technology to the Semiconductor Industry

ATMI Shareholders to Receive $34.00 per Share in Cash

Expected to be Immediately Accretive to non-GAAP EPS

BILLERICA, Mass. and DANBURY, Conn., February 4, 2014 – Entegris, Inc. (NASDAQ: ENTG) and ATMI (NASDAQ: ATMI) today announced that the Boards of Directors of both companies have unanimously approved a definitive merger agreement under which Entegris will acquire ATMI for a total equity value of approximately $1.15 billion on a fully-diluted basis, or approximately $850 million net of cash acquired, including the net cash proceeds from the sale of ATMI’s LifeSciences business of $170 million.

Under the terms of the merger agreement, ATMI shareholders will receive $34.00 in cash, without interest or dividends, for each share of ATMI common stock they hold at the time of closing. The companies anticipate closing the transaction in the second quarter of 2014. The price represents a premium of 26.3 percent to ATMI’s closing price of $26.93 on February 3, 2014. The transaction is expected to yield approximately $30 million in annualized cost synergies. Entegris expects to fund the all-cash transaction with a combination of existing cash balances and additional committed debt financing, and expects it to be immediately accretive to non-GAAP earnings per share (EPS).

129 Concord Road | Billerica, MA 01821 USA | T +1 978 436 6500

The combination brings together two key suppliers in the semiconductor industry to create a technology leader in advanced process materials, contamination control and wafer handling. By leveraging ATMI’s market-leading critical products, global infrastructure and expertise in key processes, Entegris will have an even stronger platform to serve the demanding technology needs of the world’s largest semiconductor makers and other electronics companies. The transaction will also provide a broader set of growth opportunities, and the company will sustain its investments in R&D, infrastructure and metrology to support that growth.

Bertrand Loy, President and Chief Executive Officer of Entegris said, “ATMI’s microelectronics business is an excellent fit with Entegris and provides us with a premium portfolio of products that will enable us to create enhanced value. ATMI and Entegris share a long and successful history of solving some of the most difficult yield challenges facing the industry. Together, we will be uniquely positioned with innovative yield-enhancing solutions to address the increasing complexity and cost of new semiconductor processes. Upon closing, approximately 80% of our product sales will be unit-driven and focused on the most rapidly growing and critical areas of the semiconductor fab. We are excited about the opportunities ahead and look forward to quickly realizing the significant benefits of this transaction for our shareholders, customers and employees.”

Doug Neugold, President and Chief Executive Officer of ATMI, said, “Throughout this process, our goal has been to enter into a transaction that not only maximizes shareholder value, but also places our business with the right partner for our valued customers and employees. We are pleased to merge our microelectronics business into Entegris. Entegris’ global platform and complementary products represents a great opportunity for ATMI stakeholders, including our shareholders, who will receive an immediate premium for their investment.”

Financial Benefits

The combination is expected to generate annualized cost synergies of approximately $30 million, achieved through identified operational efficiencies and overhead consolidation. The combined company will have an efficient balance sheet, benefitting from the deployment of excess cash and the addition of attractive debt financing. The transaction is expected to be immediately accretive to non-GAAP EPS with the potential for significant earnings leverage as the combined company’s cash flow generation enables the repayment of debt.

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Closing Conditions

The transaction is subject to regulatory approvals of both U.S. and international regulators, including expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Act, as well as other customary closing conditions. The transaction is also subject to approval by ATMI shareholders.

The transaction is also conditioned on the closing of ATMI’s previously announced sale of its LifeSciences business, which is expected in the first quarter of 2014.

Entegris and ATMI Fourth Quarter 2013 Earnings Results

In separate press releases issued today, both Entegris and ATMI announced their financial results for the fourth quarter and full year 2013.

Advisors

Goldman, Sachs & Co. is serving as the exclusive financial advisor and Ropes & Gray LLP is serving as legal counsel to Entegris. Barclays Capital is serving as the financial advisor and Weil, Gotshal & Manges LLP is serving as legal counsel to ATMI. Goldman Sachs Bank USA has been appointed to act as the lead arranger and bookrunner for the committed financing that has been obtained by Entegris in connection with the merger and the related transactions.

Conference Call and Webcast Details

Entegris and ATMI will host a joint conference call and online webcast today, February 4, 2014, at 8:30 a.m. Eastern Time to discuss the transaction announcement. It will be streamed live over Entegris’ website at http://investor.entegris.com/events.cfm and over ATMI’s website at http://www.atmi.com/. Interested participants can access the call by dialing toll-free (866) 610-1072 or (973) 935-2840 for international callers and referencing confirmation code #59322873. Participants are asked to dial in 5 to 10 minutes prior to the start of the call. A replay of the call will be available starting February 4, 2013 at 11:30 a.m. Eastern Time and can be accessed telephonically by dialing (800) 585-8367 or (404) 537-3406 and using the passcode #59322873, or by accessing http://investor.entegris.com/events.cfm.

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About Entegris

Entegris provides a wide range of products for purifying, protecting and transporting critical materials used in processing and manufacturing in semiconductor and other high-tech industries. Entegris is ISO 9001 certified and has manufacturing, customer service or research facilities in the United States, China, France, Germany, Israel, Japan, Malaysia, Singapore, South Korea and Taiwan. Additional information can be found at www.entegris.com.

About ATMI

ATMI, Inc. is a global provider of specialty semiconductor materials, and safe, high-purity materials handling and delivery solutions designed to increase process efficiencies for the microelectronics, life sciences, and other industries. For more information, please visit http://www.atmi.com.

Important Notice and Additional Information

This communication may be deemed to be solicitation material in respect of the proposed acquisition of ATMI by ENTEGRIS. In connection with the proposed transaction, ATMI intends to file a proxy statement and other related documents with the Securities and Exchange Commission (the “SEC”). INVESTORS AND STOCKHOLDERS OF ATMI ARE ADVISED TO READ THE PROXY STATEMENT AND THESE OTHER MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ATMI AND THE PROPOSED TRANSACTION. Investors and stockholders may obtain a free copy of the proxy statement (when available) and other documents filed by ATMI with the SEC at the SEC web site at www.sec.gov. Copies of the proxy statement (when available) and other filings made by ATMI with the SEC can also be obtained, free of charge, by directing a request to Troy Dewar, VP investor Relations and Corporate Communications, ATMI, Inc., 7 Commerce Drive, Danbury, CT 06810. The proxy statement (when available) and such other documents are also available for free on ATMI’s web site at www.atmi.com as soon as reasonably practicable after ATMI electronically files such material with, or furnish it to, the SEC.

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Participants in the Solicitation

ATMI and its directors and officers and other persons may be deemed to be participants in the solicitation of proxies from ATMI’s stockholders in connection with the proposed acquisition transaction. Information regarding the directors and executive officers of ATMI is set forth in the proxy statement for ATMI’s 2013 Annual Meeting of Stockholders, which was filed with the SEC on April 11, 2013, and in ATMI’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, which was filed with the SEC on February 22, 2013. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available. Investors should read the proxy statement carefully when it becomes available before making any voting or investment decisions.

Cautionary Statement Regarding Forward-Looking Statements

Statements about the expected timing, completion and effects of the proposed merger, and all other statements made in this news release that are not historical facts are forward-looking statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. In some cases, these forward-looking statements may be identified by the use of words such as “may,” “will,” “should,” “expect,” “plan,” “anticipate”, “believe” or “project,” or the negative of those words or other comparable words. Any forward-looking statements included in this news release are made as of the date hereof only, based on information available to Entegris and ATMI as of the date hereof, and, subject to any applicable law to the contrary, Entegris and ATMI undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Such forward-looking statements are subject to a number of risks, assumptions and uncertainties that could cause actual results to differ materially from those projected in such forward-looking statements. Such risks and uncertainties include: any conditions imposed on the parties in connection with consummation of the transaction described herein; approval of the merger by ATMI’s stockholders; the ability to obtain regulatory approvals of the transactions contemplated by the merger agreement on the proposed terms and schedule; the failure of ATMI’s stockholders to approve the transactions contemplated by the merger agreement; ATMI’s ability to maintain relationships with customers, employees or suppliers following the announcement of the merger agreement; the ability of third parties to fulfill their obligations relating to the proposed transactions, including providing financing under current financial market conditions; the ability of the parties to satisfy the conditions to closing of

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the transactions contemplated by the merger agreement; the risk that the transactions contemplated by the merger agreement may not be completed in the time frame expected by the parties or at all; and the risks that are described from time to time in Entegris and ATMI’S reports filed with the SEC, including Entegris’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed with the SEC on February 22, 2013, ATMI’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed with the SEC on February 22, 2013, and in other of Entegris and ATMI’s filings with the SEC from time to time, including Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and on general industry and economic conditions. Entegris and ATMI caution investors not to place substantial reliance on the forward-looking statements contained in this press release. These statements speak only as of the date of this press release and Entegris and ATMI do not undertake and expressly disclaim any obligation to update or revise them except as otherwise required by law.

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